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[SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 25, 2000


EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

     Re:  EquiTrust Life Variable Account II (File No. 333-62221)

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment Number 2 to the registration statement on Form S-6 for EquiTrust Life Variable Account II (File No. 333-62221). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND ASBILL & BRENNAN LLP




                                        By:      /s/ STEPHEN E. ROTH
                                           -------------------------------------
                                                 Stephen E. Roth, Esq.